Exhibit 23(a)(ii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                Amendment No.1 to the Agreement and Declaration of Trust of

                                Stratevest Funds

     Article I, Section 1 of the Declaration of Trust is hereby amended in its entirety as follows:

     Section 1. Name. This Trust shall be known as "Banknorth Funds" and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

     In Witness Whereof, the Trustees named below, being all of the Trustees of the Trust, do hereby execute this Amendment No. 1 on this 31st day of October 2001.


/s John F. Donahue                  /s/ Thomas G. Bigley
John F. Donahue                     Thomas G. Bigley

/s/ John T. Conroy, Jr.             /s/ Nicholas P. Constantakis
John T. Conroy, Jr.                 Nicholas P. Constantakis

/s/ John F. Cunningham              /s/ J. Christopher Donahue
John F. Cunningham                  J. Christopher Donahue

/s/ Lawrence D. Ellis, M.D.         /s/ Peter E. Madden
Lawrence D. Ellis, M.D.             Peter E. Madden

/s/ Charles F. Mansfield, Jr.       /s/ John E. Murray, Jr.
Charles F. Mansfield, Jr.           John E. Murray, Jr.

/s/ Marjorie P. Smuts               /s/ John S. Walsh
Marjorie P. Smuts                   John S. Walsh